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                                                                  Exhibit 10a
                                    AGREEMENT


This Agreement is made by, between and among:

         ASTREX, INC., a Delaware Corporation ("ASTREX");

         ENIGMA ENERGY COMPANY, a Texas limited liability company ("ENIGMA");
         and

         The MEMBERS (collectively the "MEMBERS" and singularly "MEMBER") whose names and share interests in ENIGMA are set forth on Annex "A" hereto and each of whom has signed an identical copy hereof;

and provides, in consideration of the mutual covenants and premises contained herein, as follows:


ARTICLE I - INVESTMENT IN ENIGMA
            --------------------

1.1 AGREEMENT TO PURCHASE THE SHARES. On and subject to the terms hereof, ENIGMA covenants and agrees to issue, assign and transfer to ASTREX 435 shares (the "Shares") in ENIGMA, and ASTREX agrees to acquire the Shares for the consideration (the "Purchase Price") set forth in 1.2 below.

1.2 PURCHASE PRICE. On the closing date (the "Closing Date") set forth in 1.4 below, ASTREX shall pay the Purchase Price of $300,000.00, and ENIGMA shall issue and deliver to ASTREX such evidence of its ownership of the Shares as it shall require.

1.3 OPTION TO ACQUIRE MEMBER SHARES. Under the terms set forth in Article II below, the MEMBERS grant ASTREX an option to acquire the shares in ENIGMA held by the MEMBERS, such shares being called hereinafter collectively the "MEMBER Shares".

1.4    CLOSING DATE.  The Closing Date shall be on or before July 16, 1998.


ARTICLE II - OPTION TO ACQUIRE MEMBER SHARES
             -------------------------------

2.1 GRANT OF OPTION. As additional consideration for this Agreement and the payment of the Purchase Price, each MEMBER hereby grants to ASTREX the exclusive right and option to purchase all the shares in ENIGMA set forth by his respective name in Annex "A" for the consideration (the "Exercise Price") set forth in 2.2 below.

Astrex/Enigma Agreement                                                Page 2
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2.2    THE EXERCISE PRICE. The Exercise Price payable to a MEMBER for each share in ENIGMA shall consist of a cash payment and a contingent payment as follows:

       2.2.1 cash equal to $240.00 payable at the First Option Closing as defined below; and

       2.2.2 rights to receive a contingent number of shares of Common Stock in ASTREX (the "ASTREX Shares") in accordance with 2.3 below.

2.3 THE CONTINGENT PAYMENT. On or before the later in time of 210 days from the First Option Closing Date or June 1, 1999, ASTREX will issue, transfer and assign to each MEMBER a number of ASTREX Shares determined for each MEMBER Share by dividing $560.00 by the book value (the "Book Value") per share of the ASTREX Shares as defined in 2.3.4 below; provided, however, that fifty percent (50%) or more of the MEMBERS or ASTREX may request an independent appraisal of the ASTREX Shares. Such request for an independent appraisal must be made by the requesting party giving notice to the other party on or before the later in time of 190 days from the First Option Closing Date or May 15, 1999, and such request properly given will cause the number of ASTREX Shares to be issued, assigned and transferred to each MEMBER per MEMBER Share at the Second Option Closing to be calculated and issued as follows:

       2.3.1 On or before the later in time of 240 days from the First Option Closing Date or July 1, 1999, ASTREX shall cause a reserve report (the "Report") to be prepared by an independent engineering firm agreed to by both ASTREX and more than half of the MEMBERS evaluating the oil and gas reserves of ENIGMA in accordance with the following parameters:

                (a) the Report will cover all the oil and gas properties of ASTREX which were held by ENIGMA as of the First Option Closing Date hereinafter called the "Enigma Properties";

                (b) for pricing purposes, the Report will utilize the average price per Mcf of gas and per barrel of oil received during the month of the First Option Closing;

                (c) the Report shall be prepared using flat prices as determined in (b) above and discounting to present value at a rate of ten percent (10%) in order to determine a Securities and Exchange Commission present value of all proved reserves as of the close of the last month prior to the date of the Report (the "Report Month");

                (d) a value for the oil and gas reserves (the "Reserve Value") shall then be determined by adding one hundred percent (100 %) of the value of the proved developed producing reserves and ten percent (10%) of the value of the proved undeveloped reserves, both as determined above;

                (e) to the extent that ASTREX and more than half of the MEMBERS cannot agree on an independent engineering firm, ASTREX shall choose in its

Astrex/Enigma Agreement                                               Page 3
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                     discretion either DeGolyer and McNaughton or Netherland
                     Sewell & Associates, Inc.

       2.3.2 A transaction value (the "Transaction Value") shall be calculated as follows:

                (a)  to the Reserve Value shall be added:

                     (i) the amount of cash on hand in ENIGMA as of the First Option Closing Date; and

                     (ii) the amount of all cash payments for oil and gas production received by ASTREX or accrued to ASTREX from the ENIGMA Properties for the period beginning with the First Option Closing Date and extending through the Report Month; and

                     (iii) $25,000 representing the stipulated value of the
                           overriding royalty interest and reversionary rights under the Carroll Unit.

                (b) from the Reserve Value shall be subtracted:

                     (i) the total amount of all debt in ASTREX incurred for the drilling or reworking of any producing or abandoned well; and

                     (ii) the amount of all operating expenses relating to the ENIGMA Properties and paid by ASTREX after the First Option Closing Date.

                (c)  the value resulting from adding the amounts set forth in
                     (a) above to the Reserve Value and subtracting those amounts set forth in (b) above from the Reserve Value shall be the Transaction Value.

       2.3.3 The number of ASTREX shares to be issued for each MEMBER Share shall then be calculated as follows:

                (a) if the Transaction Value is equal to or more than $4,300,000 and less than $6,000,000, the number of ASTREX Shares shall be determined by dividing $560.00 by the Book Value;

                (b) to the extent that the Transaction Value is less than $4,300,000, the number of ASTREX Shares to be issued under
                     (a) above will be reduced by a fraction in the exact ratio of the Transaction Value less $1,500,000 to $2,800,000; provided, however, that no ASTREX Shares shall be issued if the Transaction Value is less than $2,000,000; e.g., if the Transaction Value is $3,000,000, the amount of ASTREX Shares to be issued will be

                            $1,500,000         X          $560
                            ----------                 ----------
                            $2,800,000                 Book Value
Astrex/Enigma Agreement                                               Page 4
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                (c)  to the extent that the Transaction Value is equal to or greater than $6,000,000, the number of ASTREX Shares to be issued will be increased by a fraction, the numerator which is the sum of $6,000,000 and $.30 per each dollar that the Transaction Value exceeds $6,000,000 and the denominator of which is $6,000,000; provided, however that for purposes of this calculation, the Transaction Value shall be deemed not to exceed $9,000,000, e.g., if the Transaction Value is $8,000,000, the amount of ASTREX Shares to be issued will be

                           $6,600,000         X          $560
                           ----------                 ----------
                           $6,000,000                 Book Value

                (d) a fractional ASTREX Share resulting from this calculation and owing to a MEMBER shall be eliminated by rounding up to the nearest whole ASTREX Share.

       2.3.4 For purposes hereof, the Book Value shall mean the lesser of the book value per share of the ASTREX Shares on the First Option Closing Date or Second Option Closing Date, determined in either case in accordance with generally accepted accounting principles and without respect to any adjustments for any of the transactions provided for in this Agreement.

2.4 OPTION PERIOD. The option to purchase the Member Shares shall commence on the date hereof and extend to the later in time of (i) September 21, 1998 or (ii) seventy-five (75) days after date of first production from or, in the case the well is dry, the date of completion of ENIGMA's well designated as the Latham #2, such period including any extension thereof, herein called the "Option Period".

2.5 EXERCISE OF OPTION. ASTREX may exercise the option created hereunder by providing notice of its intention to ENIGMA within the Option Period.

2.6 AUTOMATIC TERMINATION. If ASTREX fails to exercise the option in accordance with the terms of this Agreement within the Option Period, the option granted hereunder shall terminate automatically and immediately without notice.

2.7 ASSIGNMENT OF OPTION. Other than to a wholly owned subsidiary, ASTREX may not assign the Option or any of the rights created hereunder, and any attempt to assign the Option is in violation of this 2.7 and shall result in the automatic and immediate termination without notice of the option granted hereunder.

2.8 CLOSING OF ACQUISITION OF THE MEMBER SHARES. The closing of the purchase of the MEMBER Shares shall take place on or before the later in time of
       (i) October 1, 1998, or (ii) fifteen (15) days after the exercise of the option provided in 2.5 above, such closing being called hereinafter the "First Option Closing" and the date thereof being called hereinafter the "First Option Closing Date". For all matters occurring after the First Option Closing Date, the term ASTREX shall include ENIGMA.

2.9 PAYMENT OF CONSIDERATION. At the First Option Closing, ASTREX shall deliver to ENIGMA on behalf of the MEMBERS in accordance with 2.2 above the appropriate

Astrex/Enigma Agreement                                                  Page 5

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       amount of cash for the MEMBER Shares to be acquired and the right to receive a contingent number of ASTREX Shares in accordance with 2.3, and the MEMBERS and ENIGMA shall deliver to ASTREX such evidence of the transfer of ownership of the MEMBER Shares to ASTREX as ASTREX may require. In the event that ASTREX experiences a delay in obtaining its financing for the purchase of the MEMBER Shares, it may substitute sixty
       (60) day promissory notes for cash providing for interest calculated at an annual rate of fifteen percent (15%).

2.10 SECOND OPTION CLOSING DATE. The amount of ASTREX Shares as calculated under 2.3 above as owing to the MEMBERS shall be delivered to the MEMBERS by delivering certificates as evidence thereof to each of the MEMBERS within fifteen (15) days of the date of the Report, such delivery called herein the "Second Option Closing" and the date thereof called hereinafter the "Second Option Closing Date".


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ENIGMA
              ----------------------------------------

3.1 ENIGMA covenants, represents and warrants as follows, and acknowledges that ASTREX is relying upon such covenants, representations and warranties in connection with its acquisition of the Shares and its possible acquisition of the MEMBER Shares:

       3.1.1 ENIGMA is now and will remain during the Term hereof a limited liability company duly organized and validly existing under the laws of the State of Texas, with the requisite power and authority to carry on its business and to enter into and perform all of its obligations under this Agreement.

       3.1.2 This Agreement has been duly executed and delivered by ENIGMA and the documents and instruments required hereunder to be executed and delivered by ENIGMA shall have been duly executed and delivered. This Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of ENIGMA enforceable in accordance with their respective terms.

       3.1.3 The execution, deliver and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of ENIGMA.

       3.1.4 ENIGMA will transfer to ASTREX good and valid title to all of the Shares, free and clear of all options, liens, mortgages, charges, encumbrances, adverse claims and demands of other third party interests of whatsoever nature and is entitled at law in equity to issue, sell, assign and transfer good and marketable title to the Shares pursuant to the provisions of this Agreement.

       3.1.5 There are no charges, claims, proceedings, actions, lawsuits or governmental investigations including environmental claims or actions, in existence or, to the best of ENIGMA's knowledge, contemplated or threatened, against

Astrex/Enigma Agreement                                               Page 6

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                 ENIGMA or with respect to the assets of ENIGMA or the interests of ENIGMA therein.

       3.1.6 The consummation of the transactions contemplated herein will not violate, or be in conflict with, any provision of ENIGMA's regulations or any agreement or instrument to which ENIGMA is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to ENIGMA.

       3.1.7 ASTREX may hold and enjoy the Shares for its own use and benefit without any lawful interruption of or by ENIGMA or any other person whomsoever claiming or purporting to claim by, through or under ENIGMA, and ENIGMA binds itself to warrant and forever defend, at its sole cost and expense, all and singular the Shares against all persons whomsoever claiming or purporting to claim same or any part thereof or any interest therein by, through or under ENIGMA.

       3.1.8 ENIGMA has now and will have on the Closing Date and at the Option Closing Date good and marketable title to its assets and has no liabilities other than those arising in the ordinary course of business or as disclosed in writing to ASTREX as of the date of this Agreement.

       3.1.9 Prior to the issuance of the Shares to ASTREX, the total number of shares issued in ENIGMA will be 5,000, and, after such issuance, the total number of shares issued in ENIGMA shall be 5,435 and such shares shall represent one hundred percent (100%) of the ownership in ENIGMA.

       3.1.10 From the time this Agreement is executed by ASTREX through the First Option Closing Date, ENIGMA will give ASTREX complete access to its records and operations.

       3.1.11 From the date hereof through the First Option Closing Date, ENIGMA will make no distributions of cash or property to the MEMBERS and issue no additional shares in ENIGMA.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
             ---------------------------------------------

4.1 Each MEMBER, with respect to his ownership in ENIGMA, covenants, represents and warrants as follows, and acknowledges that ASTREX is relying upon such covenants, representations and warranties in connection with its acquisition of the Member Shares:

       4.1.1 This Agreement has been duly executed and delivered by such MEMBER, along with such other documents required to be executed hereunder, and constitute legal and binding obligations of such MEMBER.

       4.1.2 The number of shares in ENIGMA set forth by such MEMBER'S name on Annex "A" hereto is a correct statement of the total shares in Enigma owned by such MEMBER.

Astrex/Enigma Agreement                                                 Page 7

       4.1.3 Such MEMBER now has, and at the time of their transfer to ASTREX will have, good and valid title to the Member Shares owed him, free and clear of all options, liens, mortgages, charges, encumbrances, adverse claims or other third party interests of whatsoever nature, and is entitled at law and in equity to sell, assign and transfer good and marketable title to the Member Shares owned by him pursuant to this Agreement.

       4.1.4 Such MEMBER has read this Agreement and with his signature hereto consents to ENIGMA's entering into this Agreement and to the actions to be performed by ENIGMA hereunder.


ARTICLE V - REPRESENTATIONS AND WARRANTIES OF ASTREX
            ----------------------------------------

5.1 ASTREX covenants, represents and warrants as follows, and acknowledges that ENIGMA and the MEMBERS are relying upon such covenants, representations and warranties in entering into this Agreement:

       5.1.1 ASTREX is now and throughout the Term hereof will be a corporation duly incorporated and validly existing under the laws of the State of Delaware with the requisite corporate power and authority to enter into and perform all of its obligations under this Agreement.

       5.1.2 The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of ASTREX's by-laws or charter, or any agreement or instrument to which ASTREX is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to ASTREX.

       5.1.3 The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporation action on the part of ASTREX.

       5.1.4 This Agreement has been duly executed and delivered by ASTREX and the documents and instruments required hereunder to be executed and delivered by ASTREX shall have been duly executed and delivered. This Agreement does, and such documents and instruments will, constitute legal, valid and binding obligations of ASTREX in accordance with their respective terms.

       5.1.5 As of the date hereof, the authorized capital of ASTREX consists of 15,000,000 shares of Common Stock, 200,000 shares of Series A Preferred Stock and 7,500,000 shares of Series B Preferred Stock. There are no warrants or options authorized.

       5.1.6 ASTREX has been supplied and read and understands the Regulations of ENIGMA.

       5.1.7 ASTREX has conducted an independent review of the properties and oil and gas reserves of ENIGMA.

Astrex/Enigma Agreement                                               Page 8

       5.1.8 After the First Option Closing Date through the Second Option Closing Date, ASTREX will operate the ENIGMA Properties prudently and consistent with good oil and gas practices and will dispose of none of the ENIGMA Properties.

ARTICLE VI - SURVIVAL OF REMEDIES
             --------------------

6.1 Notwithstanding anything to the contrary herein, expressed or implied, it is expressly agreed and understood that the foregoing covenants, representations and warranties are true on the date hereof, and shall be repeated at each closing as being true at such time and notwithstanding closing and/or deliveries of covenants, representations and warranties in any other agreements at closing, prior or subsequent thereto or investigations by or on behalf of ENIGMA, ASTREX or the MEMBERS, the foregoing representations and warranties shall survive closing and shall continue and remain in full force and effect for the benefit of the ENIGMA, ASTREX and the MEMBERS.


ARTICLE VII - ASTREX'S CONDITIONS OF CLOSING
              ------------------------------

7.1 CONDITIONS. The purchase of the Shares by ASTREX in accordance with this Agreement is subject to and conditional upon the fulfillment and performance by ENIGMA and the Members of the following conditions at or before the Closing Date and before the First Option Closing Date;

       7.1.1 ENIGMA and the Members shall have complied with all covenants and agreements herein agreed to be performed.

       7.1.2 All representations and warranties of ENIGMA and the MEMBERS set forth herein shall be true and correct at each closing with the same effect as if made again at such time.

       7.1.3 Any restrictions on and all legal requirements pertaining to the sale, transfer, and assignment of the Shares and the MEMBER Shares shall be complied with.

       7.1.4 ENIGMA will continue its operations in the manner it has prior to this Agreement and will proceed with the drilling of Latham #2 well.

7.2 WAIVER. The foregoing conditions shall be for the benefit of ASTREX and may, without prejudice to any of the rights of ASTREX hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived) be waived by it in writing, in whole or in part, at any time.


ARTICLE VIII - CONDITIONS OF CLOSING BY ENIGMA AND MEMBERS
               -------------------------------------------

Astrex/Enigma Agreement                                                 Page 9

8.1 CONDITIONS. The sale of the Shares by ENIGMA and the MEMBER Shares in accordance with this Agreement is subject to and conditional upon the fulfillment and performance by ASTREX of the following conditions at or before the closing:

       8.1.1 ASTREX shall have complied with all covenants and agreements herein agreed to be performed by it:

       8.1.2 All representations and warranties of ASTREX set forth herein shall be true and correct at each closing with the same effect as if made again at such time; and

       8.1.3 Any restrictions on and all legal requirements pertaining to the sale, transfer, assignment and the issuance of ASTREX Shares shall be complied with, including the application for and receipt by ASTREX, as the case may be, of all necessary consents, approvals and authorizations from all applicable third parties, including governmental bodies, duly constituted public authorities and stock exchanges having jurisdiction over the ASTREX Shares.

8.2 WAIVER. The foregoing conditions shall be for the benefit of ENIGMA and the MEMBERS and may, without prejudice to any of the rights of ENIGMA or the MEMBERS hereunder (including reliance on or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived) be waived, as applicable, by ENIGMA or seventy five percent (75%) in interest of the MEMBERS in writing, in whole or in part, at any time.


ARTICLE IX - INVESTMENT CONSIDERATIONS
             -------------------------

9.1 INVESTMENT RISK. ASTREX SHARES BEING GIVEN AS CONSIDERATION HEREINUNDER INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE ACCEPTED ONLY BE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

9.2 NO APPROVAL OR DISAPPROVAL. THE ISSUE AND TRANSFER OF THE ASTREX SHARES TO THE MEMBERS HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OPTION OR CONSIDERATION THEREOF OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE
       CONTRARY IS A CRIMINAL OFFENSE.

9.3 CONSTRUCTION. The MEMBERS are not to construe any of the contents of this Agreement as legal, investment or tax advice and should consult their own advisors as to all legal, investment, tax and related matters.

Astrex/Enigma Agreement                                                 Page 10

9.4 NO OFFER TO SELL OR SOLICITATION. No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained herein in connection with the ASTREX Shares and, if given or made, such information or representation must not be relied upon as having been authorized by ASTREX. This Agreement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this document nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of ASTREX or that the information set forth herein is correct as of any date subsequent to the date hereof.

9.5 LACK OF LIQUIDITY. The ASTREX offering will involve substantial risks and should only be considered by investors who have no need for liquidity in their investment.

9.6 ACCREDITED AND SOPHISTICATED INVESTORS. The ASTREX Shares are being offered only to those MEMBERS who are either Accredited Investors or Sophisticated Non-Accredited Investors.

9.7 VALUATION. The valuation of the ASTREX Shares at the Second Option Closing is based on the lower of their book value at the First Option Closing Date or immediately prior to the Second Option Closing Date as adjusted to eliminate the effort of the purchase of the oil and gas properties of ENIGMA and does not necessarily bear any relationship to the assets, potential assets, potential reserve values, cash flows or earnings, potential cash flows or earnings of ASTREX or any other recognized criteria or value.

9.8 FINANCIAL DATA. Each MEMBER has received a copy of ASTREX's 10-KSB filing made within thirty (30) days of the date hereof and which includes the audited financial statements of ASTREX as of March 31, 1998 ("ASTREX's 10-KSB"). Each MEMBER will also receive a copy of ASTREX's most recent financial filings prior to the Second Option Closing Date. Each MEMBER may, if he or she so desires, make inquiries of appropriate members of the management of ASTREX with respect to the business of ASTREX or any other matters set forth herein, and may obtain any additional information which such person deems to be necessary in order to verify the accuracy of the information contained in this documents (to the extent that ASTREX possesses such information or can acquire it without unreasonable effort or expense).

9.9 ADDITIONAL CONSIDERATIONS. In evaluating ASTREX, each MEMBER should consider all the information and financial statements contained in the FORM 10-KSB accompanying this document and such other factors deemed pertinent and including or in addition thereto, the following:

       9.9.1 Lack of Possible Market for the Securities of the Company. Since the late Spring of 1992 the Common Stock of ASTREX has traded on only a very limited basis on the over-the-counter market.

Astrex/Enigma Agreement                                               Page 11

       9.9.2 Other Limitations. Further, investors may find it more difficult to sell the ASTREX Shares than securities that are listed for trading on the NASDAQ or a national securities exchange. In part this is because securities that trade on the NASDAQ "electronic bulletin board" or in the "Pink Sheets" are normally subject to a rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than to accredited investors (generally defined as investors with net worth's in excess of $1,000,000 or annual income exceeding $200,000 [or $300,000 for a husband and wife]) or an established customer. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sales.

       9.9.3 Penny Stock Rules. In addition it is likely that ASTREX's Common Stock is likely to be deemed "penny stock" under regulations of the Securities and Exchange Commission (subject to certain exceptions, a "penny stock" is any equity security that has a market price of less than $5.00 per share). Subject to certain exceptions, transactions involving "penny stocks" require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market; further the broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer's presumed control over the market; and finally, monthly statements must be sent disclosing the recent price information for the penny stock held in the account and information on the limited market to penny stocks.

       9.9.4 Blue Sky Laws. A MEMBER may not be able to transfer or sell any of your shares in all states or other jurisdictions, dependent upon the "Blue Sky" securities laws of the State or other jurisdiction in which you intend to sell.

       9.9.5 Competition. The present business of ASTREX (principally the value added sale of electronic connectors and switches) is highly competitive. Many of ASTREX's competitors are larger in size and possess significantly greater resources. Should ASTREX exercise the Option herein it will also be engaged in the business or producing and finding oil and gas, which business presents similar and additional competitive risks.

9.10 PRIOR REORGANIZATION. In 1991, ASTREX faced with declining sales and shrinking margins due principally to retrenchment in the defense industry and substantial debenture debt, filed a petition for relief under Chapter 11 of the Federal Bankruptcy Code in order to restructure its business and reduce its debt. ASTREX Plan of Reorganization was confirmed in March 1992. Following emergence from Chapter 11, ASTREX was intermittently profitable and unprofitable but has been profitable for the past three fiscal years and presently anticipates, but cannot guarantee, that it will be so for the current fiscal year.

9.11 LACK OF EXPERTISE IN OIL AND GAS. If ASTREX exercises the Option, a substantial part of its business will be the production and finding of oil and natural gas.

Astrex/Enigma Agreement                                               Page 12

       ASTREX has no previous expertise or experience in the business of producing or finding oil and gas, although two of its present directors do have very limited previous experience and should the Option be exercised it is anticipated that the present Manager, Charles B. Crowell of ENIGMA, will continue with ASTREX and three new directors with substantial oil and gas expertise and experience will be added to ASTREX's Board. The business of producing and finding oil and gas is extremely competitive and extremely risky and in fact ASTREX presently lacks the basic knowledge and experience to even begin to delineate or quantify that competition and those risks.

9.12 THE COMPANY'S LINE OF CREDIT. Substantially all of the assets of ASTREX are pledged as security for ASTREX's credit facility. Were ASTREX to default on the same that event could materially adversely affect ASTREX, it's pledged assets, and it's ability to continue in business.

9.13 THE COMPANY'S INVENTORY. Technological changes, manufacturer price reductions, termination of the right to distribute a line, or cessation by a manufacturer of manufacture of a line could reduce the value of ASTREX's present inventory and ASTREX's borrowing power with respect to the same.

9.14 NO LONG TERM CONTRACTS. Although a significant portion of ASTREX's present business is done with long standing customers, none of whom constitute more than 10% of its business, ASTREX does not have long term contracts with these customers. To the extent several of ASTREX's long-standing customers ceased to purchase from ASTREX, its business could be materially adversely affected.

9.15 DEPENDENCE ON KEY PERSONNEL. In the past, ASTREX has relied in substantial respect on the efforts of its Chief Executive Officer. The loss of the services of that officer might have a material adverse effect on ASTREX. In the event that ASTREX exercises the Option it will also be relying in substantial respects upon the efforts of ENIGMA's manager and three contemplated new Board Members presently associated with ENIGMA. The loss of the services of any of those persons might have a material adverse effect on the Company in the event it exercise the Option.

9.16 MANAGEMENT CONTROL OF THE COMPANY. The Directors and officers of ASTREX, as a group, presently own approximately 57% of the voting shares of the Company. Therefore, as a practical matter the current members of ASTREX's management may have the voting power to approve all matters requiring a simple majority stockholder vote, including the election of the Board of Directors, and to generally direct the affairs of ASTREX. In the event ASTREX exercises the Option the percentage indicated above may change somewhat but it is doubtful that the control aspect will substantively change.

9.17 ANTI-TAKEOVER PROVISIONS. ASTREX's Certificate of Incorporation and By-Laws include certain provisions which may have the effect of discouraging persons from pursuing non-negotiated takeover attempts. These provisions include a classified board of directors, a limitation of nine directors and the ability to specify and issue preferred stock having characteristics that may increase the difficulty of non-negotiated takeover attempts.

Astrex/Enigma Agreement                                               Page 13

9.18 LIMITED DIVIDEND HISTORY. ASTREX has not declared or paid a dividend on its capital stock since 1978 and does not anticipate a change in that policy with respect to the Common Stock.


ARTICLE X - REPRESENTATIONS OF MEMBERS TO ASTREX IN CONNECTION WITH INVESTMENT
            ------------------------------------------------------------------
    CONSIDERATIONS AND RISKS
    ------------------------

10.1 Each Member represents to ASTREX that:

       10.1.1 Such MEMBER has read this Agreement which sets forth the terms of and some of the risks, has reviewed ASTREX's 10-KSB and that any additional information on any aspect of ASTREX has been answered to his or her satisfaction and all requests for information necessary to verify the accuracy of the information contained in this document or ASTREX 10-KSB have been fulfilled.

       10.1.2 Such MEMBER is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of owner the ASTREX Shares.

       10.1.3 Such MEMBER can bear the economic risks of participating in the Offering.

       10.1.4 Such MEMBER is accepting the ASTREX Shares for his own account for investment and not with a view toward resale or distribution.

       10.1.5 Such MEMBER has adequate means of providing for his current needs and possible personal contingencies, has no need for liquidity of the investment and has no reason to anticipate any change in personal circumstances, financial or otherwise, which may cause or require any sale or distribution of such securities.

       10.1.6 Such MEMBER is familiar with the nature and risks incident to investment, and has determined that acquiring the ASTREX Shares is consistent with his investment objectives and income prospects.

       10.1.7 Such MEMBER is aware that there have only been a limited amount of trades of ASTREX Common Stock over the past several years and that there have been no representations of any sort from ASTREX or anyone else that this situation may change in the future.

       10.1.8 The overall commitment to investments of such MEMBER which are not readily marketable is not disproportionate to his net worth, and his investment in the ASTREX Shares will not cause such overall commitment to become excessive.

       10.1.9 Such MEMBER realizes that since the ASTREX Share may not be readily transferred, such MEMBER may not readily liquidate his investment, and

Astrex/Enigma Agreement                                               Page 14
                 must not accept the ASTREX Shares unless he or she has sufficient liquid assets to assume himself that such purchase will cause him no undue financial difficulties.

ARTICLE XI - SPECIAL PROVISIONS
             ------------------

11.1 PERFORMANCE OF LATHAM #2 WELL. In the event the Latham $2 Well does not perform in accordance with the expectations of ASTREX, ASTREX may request to renegotiate the terms of this Agreement with ENIGMA and the MEMBERS, and ENIGMA and the MEMBERS agree to renegotiate in good faith with ASTREX.

11.2 ADDITIONAL WORK ON THE ENIGMA PROPERTIES. After the First Option Closing Date and prior to the Report Month, ASTREX agrees consistent with good operating practice and available credit (i) to proceed diligently with the development of the oil and gas reserves of ENIGMA and (ii) by the Report Month to drill at least one new well on the ENIGMA properties and rework at least one additional well.

11.3 REGISTRATION OF ASTREX SHARES. Within ninety (90) days of the Second Option Closing Date, ASTREX will use its best efforts to cause the ASTREX Shares to be registered with the Securities and Exchange Commission.


ARTICLE XII  - MISCELLANEOUS
               -------------

12.1 ASSIGNABILITY. This Agreement shall not be assignable in whole or in part by any party hereto without the prior written consent of the other parties hereto.

12.2 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

12.3 AMENDMENT. No amendment or variation of the terms, conditions, warranties, covenants, agreements and undertakings set forth herein shall be of any force or effect unless the same shall be reduced to writing, duly executed by all parties hereto, in the same manner and in the same formality as this Agreement is executed.

12.4 WAIVER. No provision of this Agreement shall be deemed to be waived unless such waiver is in writing. Any waiver of any default committed by any of the parties hereto in the observance or performance of any part of this Agreement shall not extend to or be taken in any manner to affect any other default.

12.5 SEVERABILITY OF PROVISIONS. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.6 FURTHER ASSURANCES. Each of the parties shall at any time, and from time to time hereafter, take any and all steps, and execute, acknowledge and deliver to the other

Astrex/Enigma Agreement                                               Page 15
        party, any and all further instruments and assurances that the other party any reasonable require for the purpose of giving full force and effect to the provisions of this Agreement.

12.7    TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

12.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

12.9 HEADINGS. Headings of the articles or sections hereof are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.10 GOVERNING LAW. This Agreement and all amendments, modifications, alterations or supplements thereto shall, in all respects, be subject to and interpreted, construed and enforced in accordance with the laws of the State of Texas.

12.11 TERM. The term (the "Term") of this Agreement shall commence on the date of execution set forth below and continue through the first to occur of the termination of ASTREX's option to acquire the Member Shares or the closing of the acquisition of the Member Shares by ASTREX.

12.12 NOTICE. Unless otherwise provided herein, any notice, tender or delivery to be given hereunder by one party to another may be effected by (i) personal delivery, (ii) registered mail (iii) facsimile transmission or
        (in) overnight delivery and shall be effective when delivered to ASTREX or ENIGMA at the address or facsimile number below or to the MEMBERS at the address or facsimile number set forth by their signatures:


       TO ASTREX:

                  ASTREX, Inc.
                  205 Express Street
                  Plainview, NY 11803
                  Attention:  Michael McGuire
                  Facsimile:  (516) 433-1796

       CC:        John C. Loring
                  700 West Irving Park Road, Suite A-1
                  Chicago, IL  60613
                  Facsimile:  (773) 871-8374


       TO ENIGMA OR THE MEMBERS;

                  Enigma Energy Company, L.L.C.
                  800 Preston Commons West

Astrex/Enigma Agreement                                               Page 16

                  8117 Preston Road
                  Dallas, Texas  75225
                  Attention:  Charles B. Crowell
                  Facsimile:  (214) 696-5971


       IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 16th day of June, 1998.



                                             ASTREX, INC.

                                             by /s/ Michael McGuire

                                             Title /s/ President






                                             ENIGMA ENERGY COMPANY, L.L.C.

                                             by /s/ Charles B. Crowell

                                             Title /s/ Manager





                                             MEMBER

                                                    /s/ Charles B. Crowell
                                                         Kenneth E. Etheredge
                                                         N. Forrest Germany
                                                         James W. Harpel
                                                         Pirvest, Inc.
                                                         Bruce E. Lazier
                                                         J. Patrick McLochlin
                                                         Ted C. Newell
                                                         E. Wayne Nordberg
                                                         Martin B. Oring
                                                         John P. Tatum

                                             Address:

                                             ----------------------------------
Astrex/Enigma Agreement                                                Page 17

                                             ----------------------------------

                                             ----------------------------------

                                             Facsimile:
                                                       ------------------------





Astrex/Enigma Agreement                                               Page 18